Exhibit 107

Calculation of Filing Fee Tables

S-4

(Form Type)

TD SYNNEX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Fees to Be Paid	Debt	1.250% Senior Notes due 2024	457(f)	$700,000,000	100%	$700,000,000	$0.0000927	$64,890
	Debt	1.750% Senior Notes due 2026	457(f)	$700,000,000	100%	$700,000,000	$0.0000927	$64,890
	Debt	2.375% Senior Notes due 2028	457(f)	$600,000,000	100%	$600,000,000	$0.0000927	$55,620
	Debt	2.650% Senior Notes due 2031	457(f)	$500,000,000	100%	$500,000,000	$0.0000927	$46,350
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$2,500,000,000		$231,750
	Total Fees Previously Paid							$—
	Total Fee Offsets							$—
	Net Fee Due							$231,750

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.